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                                                                EXHIBIT 10.18.2

                                                                 EXECUTION COPY

                SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

                This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Seventh Amendment") dated as of May 31, 2000 is by and between THE CREDIT STORE, INC., a Delaware corporation (the "Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast").

                             BACKGROUND INFORMATION

                The Borrower and Coast are parties to a Loan and Security Agreement dated as of April 30, 1998, as amended by the Third Amendment to Loan and Security Agreement dated as of April 27, 1999, the Fifth Amendment to Loan and Security Agreement dated as of June 25, 1999 and the Sixth Amendment to Loan and Security Agreement dated as of December 6, 1999 (as heretofore amended, the "Loan Agreement" and as amended by this Seventh Amendment, the "Amended Loan Agreement"). To secure the payment of the Borrower's obligations under such agreement, the Borrower has granted Coast a security interest in and lien upon substantially all of its assets, including, without limitation, the Borrower's right, title, and interest in Receivables (including the TCS Funding IV Receivables, as defined below) and collections related thereto.

                The Borrower and TCS Funding IV; a Delaware corporation (the "Buyer"), have entered into a Receivables Purchase Agreement (the "Receivables Purchase Agreement") of even date herewith pursuant to which, from time to time, the Borrower agrees to, sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer agrees to purchase from the Borrower, all of the Borrower's right, title, and interest in, to, and under the Conveyed Property, as defined in the Receivables Purchase Agreement (such Conveyed Property referred to herein as the "TCS Funding IV Receivables").

                To finance the purchase of the TCS Funding IV Receivables, the Buyer, the Borrower, and Miller & Schroeder Investments Corporation, a Minnesota corporation (the "Lender"), have entered into a Master Credit and Security Agreement (the "Credit Agreement") of even date herewith pursuant to which the Lender agrees to extend one or more term loans to the Buyer, which loan is to be secured by, among other things, a first priority security interest in and lien upon the TCS Funding IV Receivables.

                As a condition precedent to disbursing the term loans under the Credit Agreement, the Lender requires the due execution and delivery of this Seventh Amendment by the parties hereto. Therefore, the parties hereto wish to amend the Loan Agreement to release Coast's right, title, and/or interest in, to, or under the TCS Funding IV Receivables and to provide for certain other changes in circumstances and new arrangements among themselves.


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                ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Loan Agreement Definitions. Terms defined in the Loan Agreement shall have the same meaning when used herein unless otherwise indicated.

                                   ARTICLE II

                                   AMENDMENTS

         2.1 Amendment to Section 1 of the Loan Agreement.

         (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions to such section:

                  "Future Funding IV Receivables" means all of the TCS Funding IV Receivables to be transferred by the Borrower to TCS Funding IV after May 31, 2000 and arising from time to time in connection with the credit card accounts listed on one or more schedules delivered to Coast pursuant to Section 4.3 below.

                  "Initial Funding IV Receivables" means any of the TCS Funding IV Receivables, whether now existing or hereafter arising, to be transferred by the Borrower to TCS Funding IV and associated with the credit card accounts listed on Annex F hereto.

                  "TCS Funding IV" means TCS Funding IV, Inc., a Delaware corporation.

                  "TCS Funding IV Receivables" means the "Conveyed Property" as defined in the TCS Funding IV Receivables Purchase Agreement.

                  "TCS Funding IV Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 31, 2000 by and between the Borrower, as seller, and TCS Funding IV, as purchaser.

         (b) The definitions of "General Intangibles" and "Receivables" stated in Section I of the Loan Agreement are hereby amended by amending and restating such definitions in their entirety to read as follows:


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                  "General Intangibles" means all general intangibles of
         Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort, or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property or every kind and nature (other than Receivables) excluding, however, the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables."

                  "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters or credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party; excluding, however, the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables."

         2.2 Amendment to Section 4 of the Loan Agreement.

         (a) Section 4.1 of the Loan Agreement is hereby amended by amending the final parenthetical clause of such section to read as follows: "(all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, excluding, however, the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables, is referred to herein, collectively, as the 'Collateral')."

         (b) The Loan Agreement is hereby further amended by adding the following new sections after Section 4.3 thereof.

                  4.4 Release of Initial Funding IV Receivables. Coast hereby
         (i) releases any and all right, title, and interest Coast may have or hereafter acquire in the Initial Funding IV Receivables and (ii) consents to any sale,


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         assignment, transfer, or conveyance of, or granting of a security interest in, the Initial Funding IV Receivables by the Borrower to TCS Funding IV pursuant to the terms of the Receivables Purchase Agreement. On or before the date of transfer of the Initial Funding IV Receivables, Coast agrees to promptly take all further action, and to promptly execute and deliver any UCC releases, confirmatory letters, and/or any other document, reasonably required by the Borrower (at the Borrower's expense) to effect, evidence, complete, and/or confirm Coast's release of the Initial Funding IV Receivables.

                  4.5 Release of Future Funding IV Receivables. Coast hereby further (i) agrees to release from time to time, any and all right, title, and interest Coast may have or hereafter acquire in the Future Funding IV Receivables and (ii) consents to any sale, assignment, transfer, or conveyance of, or granting of a security interest in, the Future Funding IV Receivables, from time to time, by the Borrower to TCS Funding IV pursuant to the terms of the Receivables Purchase Agreement, subject to each of the following conditions: (a) no Default or Event of Default shall have occurred and be continuing at the time of, and after giving effect to, such release and (b) the Borrower shall have delivered to Coast a schedule identifying the credit card accounts with which such Future Funding IV Receivables are associated and a certificate to the effect that after giving effect to the release of such Future Funding IV Receivables, the outstanding Loans will not exceed the Credit Limit. On or before the date of transfer of any Future Funding IV Receivables, Coast agrees to promptly take all further action, and to promptly execute, any UCC releases (including, without limitation, UCC releases in the form of Annex A hereto), confirmatory letters, and/or any other document, reasonably required by the Borrower (at the Borrower's expense) to effect, evidence, complete, and/or confirm Coast's release of such Future Funding IV Receivables.

         2.3 Amendment to Section 8.5(c) of the Loan Agreement. Section 8.5(c) of the Loan Agreement is hereby amended by restating such subsection in its entirety to read as follows:

                  "(c) make any investment, equity contribution, loan or other transfer to any subsidiary or any other affiliate except for dividends or distributions permitted under Section 8.5(k) hereof and except for
         (i) loans or capital contributions to Credit Store Capital Corp. and
         (ii) loans or capital contributions to TCS Funding IV in connection with the TCS Funding IV Receivables Purchase Agreement; provided, however, Borrower may enter into joint ventures, reasonably acceptable to Coast, and may contribute services to joint ventures (or enter into service agreements with joint ventures), so long as Borrower does not make an investment equity contribution or commingle the collections of Receivables;"


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         2.4 Addition of Annex D to the Loan Agreement. The Loan Agreement is
hereby Amended by adding Annex A hereto as Annex D to the Loan Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. Each of the parties hereto represents and warrants to the other party that (a) it is duly organized and existing in good standing under the laws of its jurisdiction of organization and has full power and authority to make and deliver this Seventh Amendment, (b) the execution, delivery, and performance of this Seventh Amendment have been duly authorized by all necessary action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its organizational documents or any agreement presently binding on it, (c) this Seventh Amendment has been duly executed and delivered by its duly authorized attorney-in-fact, officer, or member, as the case may be, and constitutes the lawful, binding, and legally enforceable agreement and obligation of such party, and (d) the authorization, execution, delivery, and performance of this Seventh Amendment do not require notification to, registration with, or consent or approval by, any federal, state, province, or local regulatory body or administrative agency.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Ratification. The Amended Loan Agreement is hereby ratified, approved, and confirmed in every respect, and shall remain in full force and effect.

         4.2 Further Assurances. The parties hereto agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to this Seventh Amendment to more fully effect the purposes of this Seventh Amendment and the amendments and modifications contained herein, including, without limitation, the execution of any financing statements or continuation statements or releases or amendments to financing statements or equivalent documents relating to the TCS Funding IV Receivables for filing under the provisions of the Uniform Commercial Code as enacted in any applicable jurisdiction or other laws of any applicable jurisdiction.

         4.3 Execution in Counterparts and by Facsimile. This Seventh Amendment may be executed in any number of counterparts (including facsimile counterparts) and by the different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         4.4 Costs and Expenses. The Borrower agrees to pay all costs and expenses in connection with the negotiation, preparation, execution, delivery, and administration of this



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Fifth Amendment and any and all other documents furnished in connection with the execution and delivery of this Seventh Amendment, including reasonable attorneys' fees and expenses.

         4.5 Governing Law. This Seventh Amendment shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of California.




                            (Signature Page Follows)




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                IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE CREDIT STORE, INC.


By: /s/ [ILLEGIBLE]
    -----------------------------------



COAST BUSINESS CREDIT,
a division of Southern Pacific Bank


By:
   -----------------------------------







    (Signature Page 1 of 1 to the Seventh Amendment to Coast Loan Agreement)


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Seventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE CREDIT STORE, INC.



By:
   ------------------------------------------



COAST BUSINESS CREDIT, a division of Southern
Pacific Bank



By: /s/ [ILLEGIBLE]
   ------------------------------------------







 (Signature Page 1 of 1 to the Seventh Amendment to Coast Loan Agreement)